Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-126236, 333-163804, 333-176591) of Appliance Recycling Centers of America, Inc. of our report dated April 6, 2016, relating to the consolidated financial statements of Appliance Recycling Centers of America, Inc. and Subsidiaries, which appears on page 32 of this annual report on Form 10-K for the year ended January 2, 2016.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

March 31, 2017